Exhibit 5.1
666 Third Avenue New York, New York 10017 212-935-3000 212-983-3115 fax www.mintz.com

April 23, 2014

Immune Pharmaceuticals Inc.

708 Third Avenue, Suite 210

New York, New York 10017

Ladies and Gentlemen:

We are familiar with the Registration Statement on Form S-1 (File No. 333-195251) (the “Registration Statement”) to which this opinion is an exhibit, which Registration Statement is being filed by Immune Pharmaceuticals Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering by certain selling security holders of the Company named in the Registration Statement (the “Selling Security Holders”) of a total of 7,293,242 shares of common stock of the Company (the “Shares”), par value $0.0001 per share (“Common Stock”), issuable (i) upon conversion of Series C 8% Convertible Preferred Stock (the “Preferred Stock”) into 3,400,315 shares of Common Stock (the “Conversion Shares”), (ii) as payment for dividends, in the amount of 272,025 shares of Common Stock, on the Preferred Stock, payable through March 14, 2015 (the “Dividend Shares”), (iii) upon exercise of warrants at an exercise price of $4.25 per share into 1,810,451 shares of Common Stock (“$4.25 Warrant Shares”), and (iv) upon exercise of warrants at an exercise price of $5.10 per share into 1,810,451 shares of Common Stock (“$5.10 Warrants Shares”, and, collectively with the $4.25 Warrant Shares, the “Warrant Shares”).

We have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photocopied), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified copies or photocopied.

Our opinion is limited to the General Corporation Law of the State of Delaware and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | WASHINGTON | NEW YORK | STAMFORD | LOS ANGELES | SAN FRANCISCO | SAN DIEGO | LONDON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

April 23, 2014

Based on the foregoing and in reliance thereon, we are of the opinion that with respect to the 7,293,242 Shares to be sold by the Selling Security Holders upon conversion of the Preferred Stock, payment of the Dividend Shares and upon exercise of the Warrants, such Conversion Shares, Dividend Shares and Warrant Shares, when paid for by the applicable Selling Security Holders and issued by the Company in accordance with the terms of the Preferred Stock and the Warrants, as applicable, will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.